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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File No. 333-08631 and 333-79475) of First Coastal Corporation and subsidiary, of our report dated February 8, 2000 relating to the consolidated financial statements which appear in the Annual Report to Stockholders, which report is incorporated by reference in this Annual Report on Form 10-K.

                                                     PreicewaterhouseCoopers LLP

Portland, Maine
March 29, 2000